EXHIBIT 2.1

                  MERGER AGREEMENT AND PLAN OF REORGANIZATION made as of the 15th day of July, 1998, by and between CyBear, Inc., a Florida corporation ("CyBear"), which is an indirect subsidiary of Andrx Corporation, a Florida corporation ("Andrx"), having its principal place of business at 4001 Southwest 47th Avenue, Fort Lauderdale, Florida 33314; 1997 Corp., a Delaware corporation, having its principal place of business at 315 West 106th Street, New York, N.Y. 10025 ("1997 Corp"); and CyBear Capital Corp., a Florida corporation to be formed, having its principal place of business at 315 West 106th Street, New York, N.Y. 10025 ("Mergerco").

                  WHEREAS, 1997 Corp is authorized to issue 10,000,000 shares ("1997 Corp. Shares") of its common stock, par value $.001 per share (the "1997 Corp. Common Stock"), of which 45,000 shares are issued and outstanding on the date hereof (the "Outstanding 1997 Corp. Shares"), and

                  WHEREAS, CyBear is authorized to issue 25,000,000 shares (the "CyBear Common Shares") of its common stock, par value $.001 par value ("CyBear Common Stock"), of which 13,000,000 will be issued and outstanding immediately prior to the Closing (as defined in Section 1) (the "Outstanding CyBear Common Shares"), and

                  WHEREAS, Mergerco is a wholly owned subsidiary of 1997 Corp. and is authorized to issue 100 shares of its common stock, $.001 par value ("Mergerco Shares"), all of which Mergerco Shares are owned by 1997 Corp., and

                  WHEREAS, the respective Boards of Directors of CyBear, 1997 Corp., Andrx and Mergerco deem it advisable and generally to the advantage and welfare of CyBear and Mergerco and their respective shareholders that Mergerco be merged with and into CyBear under the terms and conditions hereinafter set forth (the "Merger"), the Merger to be effected pursuant to the Florida

Business Corporation Law and to be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and

                  WHEREAS, it is contemplated that prior to the effective date of the Merger (the "Effective Date"), 1997 Corp. will declare and distribute a stock dividend of five additional shares of 1997 Corp. Common Stock for each Outstanding 1997 Corp. Share (the "Stock Dividend").

                  NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

                  1. VOTE ON MERGER.

                           (a) As soon as practicable after the date hereof, but
in no event after October 15, 1998, 1997 Corp. shall cause a special meeting of its shareholders to be held to consider and vote upon the transactions contemplated by this agreement, including but not limited to the Merger, the change of 1997 Corp.'s name to "CyBear, Inc.," the authorization of additional 1997 Corp. shares, and adoption of a stock option plan (collectively, the "Shareholder Matters"). 1997 Corp. shall promptly take such actions as may be necessary to effect the foregoing, including filing and using its commercially reasonable best efforts to cause to be declared effective a Post-Effective Amendment to its Form SB-2 Registration Statement (the "Post-Effective Amendment") pursuant to Rule 419 ("Rule 419") under the Securities Act of 1933, as amended (the "Securities Act").

                           (b) As soon as practicable after the date hereof, but
in no event after July 31, 1998, CyBear shall obtain the written consent of its shareholders to approve the Merger.

                           (c) As soon as practicable after the date hereof, but
in no event after July 31, 1998, Mergerco shall obtain the written consent of its shareholder to approve the Merger.

                           (d) If the Merger and the other Shareholder Matters
are approved by the shareholders of 1997 Corp. in accordance with the laws of the State of Delaware and the requirements of Rule 419, subject to the further conditions and provisions of this Agreement, a closing of the transactions contemplated by this Agreement shall be held (the "Closing"), and Articles of Merger and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Merger shall be executed and filed with the Secretary of State of the State of Florida as promptly as possible thereafter. The Articles of Merger (the "Articles of Merger") so filed shall be substantially in the form of EXHIBIT 1D annexed hereto, with such changes therein as the Boards of Directors of CyBear and Mergerco shall mutually approve. The date such Articles of Merger are accepted for filing by the Secretary of State of Florida shall be the "Effective Date."

                  2. REPRESENTATIONS AND WARRANTIES BY ANDRX AND CYBEAR. Andrx and CyBear, jointly and severally, represent and warrant, except as set forth in CyBear's Disclosure Schedule attached hereto (the "CyBear Schedule"), as follows:

                           (a) CyBear is a duly organized and validly existing
corporation in good standing under the laws of the State of Florida, authorized to issue only the CyBear Common Stock. The issued and outstanding capital stock of CyBear consists only of the Outstanding CyBear Common Stock, all of which are duly authorized, validly issued and fully paid and nonassessable shares of CyBear Common Stock. There are no issued or outstanding rights, options or warrants to purchase CyBear Common Stock or any issued or outstanding securities of any nature convertible into CyBear Common Stock. The Outstanding CyBear Common Stock have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                           (b) Andrx owns, indirectly through a wholly-owned
subsidiary, 99% of the capital stock of CyBear.

                           (c) Andrx and CyBear each has full power and
authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of each of Andrx and CyBear and by the shareholders of CyBear. This Agreement has been duly executed and delivered by each of Andrx and CyBear and constitutes a valid and binding obligation of each of Andrx and CyBear, enforceable against each of Andrx and CyBear in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                           (d) CyBear is qualified as a foreign corporation in
all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of CyBear (a "CyBear Material Adverse Effect"). The business of CyBear does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

                           (e) CyBear has no subsidiaries.

                           (f) The audited financial statements of CyBear,
consisting of its Balance Sheet as at December 31, 1997, its Statement of Operations for the period from February 5, 1997 (inception) through December 31, 1997, its Statement of Shareholders' Deficit for the period from inception through December 31, 1997, and its Statement of Cash Flows for the period from inception through December 31, 1997, all together with accompanying notes, have been audited by independent public accountants, and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of CyBear, at the date and for the respective periods to which they apply. The unaudited financial statements of CyBear, consisting of its Balance Sheets as at March 31, 1998 and 1997, its Statements of Operations for the three months ended March 31, 1998 and for the period from inception through March 31, 1997, its Statement of Shareholders' Deficit for the three months ended March 31, 1998 and for the period from inception through March 31, 1997, and its Statements of Cash Flows for the three months ended March 31, 1998 and for the period from inception through March 31, 1997, have been prepared in accordance with generally accepted accounting principles (except for the absence of footnotes thereto), have been adjusted for all normal and recurring accruals and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of CyBear, at the date and for the respective periods to which they apply. The audited financial statements and the unaudited financial statements of CyBear are hereinafter collectively referred to as the "CyBear Financial Statements." Since March 31, 1998, the business of CyBear has been operated in all material respects only in the ordinary course and there has not been any CyBear Material Adverse Effect except as set forth in or as contemplated by the CyBear Financial Statements.

                           (g) There are no material liabilities (including, but
not limited to material tax liabilities) or material claims against CyBear (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not described in the CyBear Financial Statements, other than liabilities incurred in the ordinary course of business.

                           (h) All federal, state, county and local income,
excise, property and other material tax returns required to be filed by CyBear have been filed and all required taxes, fees assessments have been paid or an adequate reserve therefor has been established as described in the CyBear Financial Statements. The income tax returns of CyBear have never been audited by any authority empowered to do so, where any such audit could reasonably be expected to have a CyBear Material Adverse Effect.

                           (i) Except as described in the CyBear Financial
Statements, CyBear has good and marketable title in all material respects to all its furniture, fixtures, equipment and other owned assets as set forth in the CyBear Financial Statements and such assets are owned free and clear of all material security interests, pledges, liens, restrictions and encumbrances of every kind and nature, except as set forth in the CyBear Financial Statements.

                           (j) The accounts receivable set forth in the CyBear
Financial Statements represent amounts due for goods sold or services rendered by CyBear in the ordinary course of business and, except as reserved for in the CyBear Financial Statements, are, to the best knowledge of CyBear and Andrx, collectable in all material respects in the ordinary course of business.

                           (k) Copies of all written material agreements,
contracts, arrangements, understandings and commitments, including, without limitation, real estate leases and loan agreements (collectively, "Contracts"), to which CyBear is a party, by which CyBear is bound, or from which CyBear is entitled to receive substantial benefits, and a summary of the provisions of each oral material contract, have been delivered to Mergerco. CyBear is not in material default under any such Contract. The validity and enforceability of and rights of CyBear contained in each such Contract shall not be materially adversely affected by the Merger or the transactions contemplated hereby.

                           (l) There are no legal, administrative, arbitral or
other proceedings, claims, actions or governmental investigations of any nature against CyBear which could reasonably be expected to have a CyBear Material Adverse Effect or which challenge the validity or propriety of the transactions contemplated by this Agreement and, to CyBear's and Andrx's best knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. CyBear is not a party to or bound by any order, judgment or decree which could reasonably be expected to have a CyBear Material Adverse Effect.

                           (m) Since March 31, 1998, there have been (i) no
bonuses or extraordinary compensation paid to any of the officers or directors of CyBear, (ii) no loans made to or any other transactions with any of the officers or directors of CyBear or their families, (iii) no dividends or other distributions declared or paid by CyBear, and (iv) no purchase by CyBear or of any of its capital shares.

                           (n) Since March 31, 1998, CyBear has not issued or
committed itself to issue, and to the Effective Date will not issue or commit itself to issue any CyBear Common Stock or any options, rights, warrants, or other securities convertible into CyBear Common Stock except as contemplated by this Agreement.

                           (o) CyBear has maintained casualty and liability
policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar to CyBear in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to CyBear, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, shall be delivered to Mergerco upon written request. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid and neither CyBear nor Andrx has received any notice of cancellation of any such policies.

                           (p) CyBear does not have any patents, patent
applications, trademarks, trademark registrations or applications therefor, trade names, copyrights, copyright registrations or applications therefor, or other intellectual property.

                           (q) Since its inception, CyBear has in all material
respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply could not reasonably be expected to have a CyBear Material Adverse Effect.

                           (r) Except as described in the CyBear Financial
Statements, there are no loans, leases or other Contracts outstanding between CyBear and any officer or director of CyBear or any person or entity related to any officer or director of CyBear.

                           (s) During the past five year period, neither CyBear,
any officer or director of CyBear, nor any person intended to become an officer or director of CyBear, has been the subject of:

                                    (1) a petition under the Federal bankruptcy
laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within five years before the time of such filing, or any corporation or business association of which he was an executive officer at or within five years before the time of such filing;

                                    (2) a conviction in a criminal proceeding or
a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                                    (3) any order, judgment or decree, not
subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                    (i) Acting as a futures commission merchant,
         introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                    (ii) Engaging in any type of business
         practice; or

                                    (iii) Engaging in any activity in connection
         with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws.

                                    (4) any order, judgment or decree, not
subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                                    (5) a finding by a court of competent
jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                                    (6) a finding by a court of competent
jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

                           (t) CyBear has no pension plan, profit sharing or
similar employee benefit plan.

                           (u) Except for the consent and approval of the
shareholders of 1997 Corp., Mergerco and CyBear and the filing of the Articles of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with

(i) the execution and delivery by Andrx and CyBear of this Agreement and (ii) the consummation by CyBear of the Merger and the other transactions contemplated hereby.

                           (v) Neither Andrx nor CyBear knows of any person who
rendered any service in connection with the introduction of 1997 Corp., Mergerco or CyBear to each other, and that they know of no claim for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

                           (w) No employees of CyBear are on strike or
threatening any strike or work stoppage. CyBear has no obligations under any collective bargaining or labor union agreements. CyBear is not involved in any material controversy with any of its employees or any organization representing any of its employees.

                           (x) None of the information supplied or to be
supplied by or about CyBear for inclusion in the Post-Effective Amendment to be furnished to the 1997 Corp. shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                           (y) The execution and delivery by Andrx and CyBear of
this Agreement, the consummation and performance the transactions herein contemplated, and compliance with the terms of this Agreement by Andrx and CyBear will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other material agreement, instrument or Contract to which Andrx or any of its subsidiaries or CyBear is now a party or by which it or any of its assets or properties is bound or the Articles of Incorporation, as amended, or the bylaws of CyBear, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment, or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over CyBear or any of its business or properties, which conflict, breach or default could reasonably be expected to have a CyBear Material Adverse Effect.

                  3. REPRESENTATIONS AND WARRANTIES RELATING TO MERGERCO. Mergerco and 1997 Corp., jointly and severally, represent and warrant follows:

                           (a) Mergerco is a duly organized and validly existing
corporation in good standing under the laws of the State of Florida, authorized to issue only the Mergerco Shares. The issued and outstanding capital stock of Mergerco consists only of the Mergerco Shares all of which are fully paid and nonassessable and which are owned by 1997 Corp. There are no issued or outstanding rights, options or warrants to purchase Mergerco Shares or any issued or outstanding securities of any nature convertible into Mergerco Shares. The Mergerco Shares have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                           (b) Mergerco has been organized solely for the
purpose of consummating the Merger and, since its inception, Mergerco has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

                           (c) Mergerco has full power and authority to enter
into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Boards of Directors of 1997 Corp. and Mergerco, and by the shareholder of Mergerco. This Agreement has been duly executed and delivered by Mergerco, and constitutes a valid and binding obligation of Mergerco, enforceable against Mergerco in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                           (d) Mergerco is qualified as a foreign corporation in
all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of Mergerco (a "Mergerco Material Adverse Effect"). The business of Mergerco does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act and the Investment Advisers Act of 1940, each as amended.

                           (e) Mergerco has no subsidiaries.

                           (f) Except for (i) the incurring of expenses of its
organization, (ii) the issuance of the Mergerco Shares to 1997 Corp., (iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement, and (iv) the consummation of the Merger, Mergerco has had no business and no financial or other transactions of any nature whatsoever.

                           (g) Mergerco has no liabilities (including, but not
limited to, tax liabilities) nor are there any claims against Mergerco (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) except for liabilities for its organization expenses or expenses incurred in connection with the Merger.

                           (h) All federal, state, county and local income,
excise, property or other tax returns required to be filed by Mergerco have been filed and all required taxes, fees or assessments have been paid.

                           (i) Mergerco has no fixtures, furniture, equipment,
inventory or accounts receivable.

                           (j) Mergerco has no Contracts or commitments to which
it is a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger.

                           (k) There are no legal, administrative, arbitral or
other proceedings, claims, actions or governmental investigations of any nature against Mergerco, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Mergerco's and 1997 Corp.'s best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against Mergerco. Mergerco is not a party to or bound by any order, judgment or decree which could reasonably be expected to have a Mergerco Material Adverse Effect.

                           (l) Since the inception of Mergerco there have been
(i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Mergerco; (ii) no loans made to or any transactions with any officer or director of Mergerco; (iii) no dividends or other distributions declared or paid by Mergerco; and (iv) no purchase by Mergerco of any Mergerco Shares.

                           (m) Since its inception, Mergerco has not issued or
committed itself to issue, and to the Effective Date will not issue or commit itself to issue any Mergerco Shares or any options, rights, warrants, or other securities convertible into Mergerco Shares except for the issuance of the Mergerco Shares to 1997 Corp.

                           (n) Mergerco has no patents, patent applications,
trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefore.

                           (o) Since its inception, Mergerco has in all material
respects conducted its affairs in compliance with all applicable laws, rules and regulations except where the failure to so comply could not reasonably be expected to have a Mergerco Material Adverse Effect.

                           (p) During the past five year period, no officer or
director of Mergerco has been the subject of:

                                    (1) a petition under the Federal bankruptcy
laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                                    (2) a conviction in a criminal proceeding or
a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                                    (3) any order, judgment or decree, not
subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                    (i) Acting as a futures commission merchant,
         introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading

         Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                    (ii) Engaging in any type of business
         practice; or

                                    (iii) Engaging in any activity in connection
         with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws.

                                    (4) any order, judgment or decree, not
subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                                    (5) a finding by a court of competent
jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                                    (6) a finding by a court of competent
jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

                           (q) Mergerco has no pension plan, profit sharing or
similar employee benefit plan.

                           (r) Except for the consent and approval of the
shareholders of 1997 Corp., Mergerco and CyBear and the filing of the Articles of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Mergerco of this Agreement and (ii) the consummation by Mergerco of the Merger and the other transactions contemplated hereby.

                           (s) Mergerco knows of no person who rendered any
service in connection with the introduction of 1997 Corp., Mergerco or CyBear to each other, and that they know of no claim for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

                           (t) Mergerco has no employees.

                           (u) None of the information supplied or to be
supplied by or about Mergerco for inclusion in the Post-Effective Amendment to be furnished to the 1997 Corp. shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                           (v) The execution and delivery by Mergerco of this
Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Mergerco will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which Mergerco is now a party or by which it or any of its assets or properties is bound or the Articles of Incorporation, as amended, or the bylaws of Mergerco, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Mergerco or any of its business or properties, which conflict, breach or default could reasonably be expected to have a Mergerco Material Adverse Effect.

                  4. REPRESENTATIONS AND WARRANTIES RELATING TO 1997 CORP. 1997 Corp. and Mergerco, jointly and severally, represent and warrant as follows:

                           (a) 1997 Corp. is a duly organized and validly
existing corporation in good standing under the laws of the State of Delaware, authorized to issue only 10,000,000 shares of 1997 Corp. Common Stock and 2,000,000 shares of preferred stock, $.01 par value, the rights, powers and designations of which have not been established by the Board of Directors of 1997 Corp. On the Effective Date, immediately prior to the Closing and after the Stock Dividend described in Section 7(c) hereof, there will be issued and outstanding 270,000 shares of 1997 Corp. Common Stock, all of which will be fully paid and nonassessable. Except as contemplated by this Agreement, there are no issued or outstanding options, warrants or other rights, contingent or otherwise, to purchase or acquire shares of 1997 Corp. Common Stock or any issued or outstanding securities of any nature convertible into shares of 1997 Corp. Common Stock. The issued and outstanding shares of 1997 Corp. Common Stock have all been issued pursuant to an effective registration statement or an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                           (b) Since its inception, the business of 1997 Corp.
has been limited to the search for an acquisition or merger partner and, except for transactions related thereto or related to its status as a publicly held company, it has not engaged in any other business or activity.

                           (c) 1997 Corp. has full power and authority to enter
into this Agreement and, subject to obtaining the approval of its shareholders, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of 1997 Corp. This Agreement has been duly executed and delivered by 1997 Corp. and constitutes a valid and binding obligation of 1997 Corp. enforceable against 1997 Corp. in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                           (d) 1997 Corp. is qualified as a foreign corporation
in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of 1997 Corp. (a "1997 Corp. Material Adverse Effect"). The business of 1997 Corp. does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

                           (e) 1997 Corp. has no subsidiaries except for
Mergerco.

                           (f) The financial statements of 1997 Corp.,
consisting of its Balance Sheets as at December 31, 1997, and its Statement of Operations, its Statement of Stockholders' Equity and its Statement of Cash Flows from March 17, 1997 (inception) to December 31, 1997, all together with accompanying notes, as set forth in 1997 Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 1997 (the "Form 10-KSB"), have been audited by independent public accountants and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of 1997 Corp., at the date and for the respective periods to which they apply. The unaudited financial statements of 1997 Corp., consisting of its Balance Sheet as at March 31, 1998 and 1997, its Statement of Income, Statement of Stockholders' Equity and Statement of Cash Flows for the three months ended March 31, 1998 and for period from inception to March 31, 1997, as set forth in 1997 Corp.'s Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 (the "Form 10-QSB," and collectively with the Form 10-KSB, the "SEC Reports"), have been prepared in accordance with generally accepted accounting principles, have been adjusted for all normal and recurring accruals, and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of 1997 Corp., at the date and for the respective periods to which they apply. The audited financial statements and the unaudited financial statements of 1997 Corp. are hereinafter referred to as the "1997 Corp. Financial Statements." The 1997 Corp. Financial Statements have been delivered to Andrx and CyBear.

                           (g) The business of 1997 Corp., as described in the
SEC Reports, has only been operated in the ordinary course. There has not been any material change in the financial condition of 1997 Corp. from that set forth in the 1997 Corp. Form 10-QSB except for (i) transactions in the ordinary course of business, (ii) transactions relating to this Agreement, and (iii) the incurring of expenses or liabilities relating to this Agreement.

                           (h) There are, and on the Effective Date will be, no
liabilities (including, but not limited to, tax liabilities) or claims against 1997 Corp. (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) not appearing on the 1997 Corp. Financial Statements, except for (i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions' contemplated by this Agreement, (ii) liabilities and commitments incurred or made in the ordinary course of 1997 Corp.'s business or taxes incurred on earnings since March 31, 1998, and (iii) liabilities listed on the 1997 Corp. Disclosure Schedule attached hereto.

                           (i) All federal, state, county and local income,
excise, property or other tax returns required to be filed by 1997 Corp. have been filed and all required taxes, fees or assessments have been paid on an adequate reserve therefor has been set up in the 1997 Corp. Financial Statements. 1997 Corp.'s income tax returns have never been audited by any authority empowered to do so; except that an extension has been filed respecting the taxes due for the period ended December 31, 1997.

                           (j) 1997 Corp. has no fixtures, furniture, equipment,
inventory or accounts receivable.

                           (k) 1997 Corp. has no material Contracts to which it
is a party, except as described in the SEC Reports and except filing and other requirements associated with 1997 Corp.'s initial public offering of securities and its status as a publicly held company.

                           (l) There are no legal, administrative, arbitral or
other proceedings, claims, actions or governmental investigations of any nature against 1997 Corp., or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Mergerco's and 1997 Corp.'s best knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. 1997 Corp. is not a party to or bound by any order, judgment or decree which will, or might reasonably be expected to have a 1997 Corp. Material Adverse Effect.

                           (m) There have been: (i) no salaried or otherwise
compensated employees and no bonuses paid to any officer or director of 1997 Corp.; (ii) no loans made to or transactions with any officer or director of 1997 Corp. other than loans by officers to provide working capital described in the SEC Reports, which shall not exceed $10,000 at the Closing; (iii) no cash dividends or other cash distributions declared or paid by 1997 Corp.; and (iv) no purchase by 1997 Corp. of any 1997 Corp. Shares.

                           (n) Since March 31, 1998, 1997 Corp. has not issued
or committed itself to issue, and to the Effective Date will not issue or commit itself to issue any additional common shares (other than the outstanding 1997 Corp. Shares) or any options, rights, warrants, or other securities convertible into common shares, except as contemplated by this Agreement.

                           (o) 1997 Corp. has furnished to Andrx and CyBear true
and complete copies, including exhibits and, as applicable, amendments thereto, of (i) 1997 Corp.'s Registration Statement, including all post-effective amendments thereto, for its initial public offering; (ii) the Prospectus contained therein; and (iii) each Quarterly Report on Form 10-QSB and each Annual Report on Form 10-KSB issued by 1997 Corp. since March 31, 1997. None of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading a the time of such filings.

                           (p) 1997 Corp. has no patents, patent applications,
trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor.

                           (q) Since its inception, 1997 Corp. has in all
material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations.

                           (r) Except as set forth in the SEC Reports or
otherwise disclosed pursuant hereto, there are no loans, leases or other contracts outstanding between 1997 Corp. and any officer or director of 1997 Corp. or any person related to any officer or director of 1997 Corp.

                           (s) During the past five year period, no officer or
director of 1997 Corp. has been the subject of

                                    (1) a petition under the Federal bankruptcy
laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                                    (2) a conviction in a criminal proceeding or
a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                                    (3) any order, judgment or decree, not
subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                    (i) Acting as a futures commission merchant,
         introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                    (ii) Engaging in any type of business
         practice; or

                                    (iii) Engaging in any activity in connection
         with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws.

                                    (4) any order, judgment or decree, not
subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage IN any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                                    (5) a finding by a court of competent
jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                                    (6) a finding by a court of competent
jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed suspended or vacated.

                           (t) 1997 Corp. has no pension plan, profit sharing or
similar employee benefit plan.

                           (u) Except for the consent and approval of the
shareholders of 1997 Corp., Mergerco and CyBear and the filing of a Articles of Merger, and the no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with
(i) the execution and delivery by 1997 Corp. of this Agreement and (ii) the consummation of the Merger and the other transactions contemplated hereby.

                           (v) 1997 Corp. knows of no person who rendered any
service in connection with the introduction of 1997 Corp., Mergerco, Andrx or CyBear to each other, which is being compensated through a separate agreement between itself and CyBear, and they know of no claim for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

                           (w) None of the information supplied or to be
supplied by or about 1997 Corp. for inclusion in the Post-Effective Amendment to be furnished to 1997 Corp. shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                           (x) The execution and delivery by 1997 Corp. of this
Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by 1997 Corp. will not conflict with, result in a breach of or constitute default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which 1997 Corp. is now a party or by which it or any of its assets or properties is bound or the Certificate of Incorporation, as amended, or the bylaws of 1997 Corp., in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over 1997 Corp. or any of its business or properties.

                  5. REPRESENTATIONS TO SURVIVE CLOSING. All of the representations and warranties contained in this Agreement (including all statements contained in any certificate or other instrument delivered by or on behalf of CyBear or any of its subsidiaries, 1997 Corp. or Mergerco pursuant hereto or in connection with the transactions contemplated hereby shall survive the closing for a period of one year.

                  6. SURVIVING CORPORATION. The surviving corporation (the "Surviving Corporation") shall be CyBear. Its name, identity, articles of incorporation, by-laws, existence, purposes, powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the Merger, except as described in the Articles of Merger.

                  7. TREATMENT OF SHARES OF CONSTITUENT CORPORATIONS. The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the common stock and other securities of each of CyBear and Mergerco (collectively, the "Constituent Corporations") are as follows:

                           (a) On the Effective Date, all Mergerco Shares
currently issued and outstanding to 1997 Corp. shall be converted into an equal number of shares of common stock, par value $.001, of the Surviving Corporation by virtue of the Merger and without any action on the part of the holder thereof, and shall constitute all the issued and outstanding shares of capital stock of the Surviving Corporation.

                           (b) On the Effective Date, all 13,000,000 0utstanding
CyBear Common Shares, shall be cancelled and retired and shall cease to exist, and shall be converted by virtue of the Merger, and at the Effective Date, into a total of 13,000,000 1997 Corp. Shares without any action on the part of the holders thereof on the basis of one (1) 1997 Corp. Share for each share of CyBear Common Stock. After the Effective Date, the holders of certificates representing CyBear Common Stock outstanding prior to the Merger, shall be entitled upon surrender thereof to receive from Mergerco a certificate representing the number of 1997 Corp. Shares to which such holder shall be entitled for each share of CyBear Common Stock so surrendered. Until so surrendered, the outstanding certificates which, prior to the Effective Date, represented CyBear Common Stock shall be deemed for all corporate purposes to evidence ownership of 1997 Corp. Shares into which such CyBear Common Stock shall have been converted.

                           (c) If, after the Effective Date, the shares of
CyBear Common Stock held by any CyBear Shareholder shall be converted into any number of shares of 1997 Corp. Common Stock other than a whole number, such holder's shares of 1997 Corp. Stock shall be rounded up to the next whole number.

                           (d) All outstanding options to purchase shares of
CyBear Common Stock immediately prior to the Effective Date will be converted into options of 1997 Corp. on equivalent terms.

                           (e) There shall be no change in the ownership of the
Outstanding 1997 Corp. Shares from that in existence after the Stock Dividend and immediately prior to the Merger.

                           (f) The separate existence and corporate organization
of Mergerco, except insofar as it may be continued by statute, shall cease on the Effective Date and CyBear shall become a wholly owned subsidiary of 1997 Corp.

                           (g) At the Effective Date (i) the name of 1997 Corp.
shall be changed to "CyBear, Inc." and (ii) the name of CyBear shall be changed to CyBear, Inc. (FL).

                  8. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION. On and after the Effective Date, CyBear, as the surviving corporation, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the Constituent Corporations; all debts due to either of the Constituent Corporations on whatever account shall be vested in CyBear; all claims, demands, property, rights, privileges, powers, and franchises and every other interest of either of the Constituent Corporations shall be as effectively the property of CyBear as they were of the respective Constituent Corporations; the title to any real estate by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger, but shall be vested in CyBear; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Date; all debts, liabilities, and duties of the respective Constituent Corporations shall thenceforth attach to CyBear and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and CyBear shall indemnify and hold harmless 1997 Corp. and the officers and directors of each of the Constituent Corporations against all such debts, liabilities, and duties and against all claims and demands arising out of the Merger. On and after the Effective Date, 1997 Corp. shall continue to indemnify all prior officers and directors of 1997 Corp. to the maximum extent permitted by the Certificate of Incorporation and Bylaws of 1997 Corp.

                  9. FURTHER ASSURANCES OF TITLE. As and when requested by CyBear or by its successors or assigns, Mergerco shall execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as CyBear may deem necessary or desirable in order to invest in and confirm to CyBear title to and possession of its property acquired by CyBear by reason or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of Mergerco and CyBear are fully authorized in the name of Mergerco, CyBear or otherwise to take any and all such action.

                  10. CONDITIONS TO OBLIGATIONS TO MERGERCO AND 1997 CORP. The obligation of Mergerco and 1997 Corp. to consummate the Merger is subject to satisfaction of the following conditions prior to the Effective Date:

                           (a) That the shareholders of 1997 Corp., at a meeting
of its shareholders duly called and held, shall have approved the Merger and all other Shareholder Matters, all subject to the consummation of the Merger.

                           (b) That CyBear has not suffered an uninsured loss on
account of professional or other contractual liability or fire, flood, accident, or other calamity of such a character which could reasonable be expected to have a CyBear Material Adverse Effect.

                           (c) That no material transactions shall have been
entered into by CyBear other than transactions in the ordinary course of business between March 31, 1998 and the Effective

Date, other than as referred to in, or contemplated by, this Agreement or in the CyBear Schedule, except with the prior written consent of Mergerco.

                           (d) Except as disclosed in or as contemplated by this
Agreement or in the CyBear Schedule, that no material adverse change in the aggregate shall have occurred in the consolidated financial condition of CyBear since March 31, 1998.

                           (e) That none of the properties or assets of CyBear
shall have been sold or otherwise disposed of other than in the ordinary course of business during such period, except as described in or as contemplated by this Agreement or with the written consent of Mergerco.

                           (f) That Andrx and CyBear each shall have performed
and complied in all material respects with the provisions and conditions of this Agreement to be performed and complied with, and that the representations and warranties made by each of Andrx and CyBear in this Agreement are true and correct, both when made and as of the Effective Date.

                           (g) That this Agreement and the transactions
contemplated hereby shall have been approved by appropriate corporate action of CyBear, including by unanimous written consent of the shareholders of CyBear, and that corporate votes and resolutions to that effect in form and substance reasonably satisfactory to Mergerco and its counsel have been delivered to Mergerco.

                           (h) That there shall have been full compliance with
the applicable Blue Sky Laws of any state or other governmental body having jurisdiction over the Merger.

                           (i) That Mergerco and 1997 Corp. shall have received
an opinion from counsel to Andrx and CyBear substantially in the form of EXHIBIT 10(I) hereto.

                           (j) Andrx and CyBear shall have raised a minimum of
$3,000,000 through either a private placement of 1997 Corp. Common Stock or other funding by the Effective Date, including the sale of at least 333,333 shares of 1997 Corp. Common Stock at a price of at least $3.00 per share (which such shares are not included in the total of 13,000,000 shares to be issued to the shareholders of CyBear as a result of the Merger).

                  Compliance with the provisions of subparagraphs (b) through
(h) and (j) of this paragraph shall be evidenced by the certificate of the President and Secretary of Andrx and the President and Secretary of CyBear.

                  11. CONDITIONS TO OBLIGATIONS OF ANDRX AND CYBEAR. The obligations of Andrx and CyBear to consummate the Merger are subject to satisfaction of the following conditions prior to the Effective Date:

                           (a) That the Merger and all other Shareholder Matters
shall have been approved by the shareholders of 1997 Corp., all subject to the consummation of the Merger.

                           (b) That 1997 Corp.'s Board of Directors shall have
resigned seriatim and the persons designated by CyBear shall have been elected as directors of 1997 Corp., all subject to the consummation of the Merger.

                           (c) That neither Mergerco nor 1997 Corp. shall have
suffered any loss on account of fire, flood, accident, or other calamity of such a character which could reasonably be expected to have a Mergerco or a 1997 Corp. Material Adverse Effect.

                           (d) That no material transactions shall have been
entered into by Mergerco or 1997 Corp. other than transactions in the ordinary course of business since March 31, 1998, other than as referred to in this Agreement, except with the prior written consent of CyBear.

                           (e) That no material adverse change shall have
occurred in the financial condition of either Mergerco or 1997 Corp. since March 31, 1998, other than as referred to in this Agreement.

                           (f) That none of the properties or assets of Mergerco
or 1997 Corp. shall have been sold or otherwise disposed of other than in the ordinary course of business since March 31, 1998, except as disclosed herein or with the written consent of CyBear.

                           (g) That Mergerco and 1997 Corp. shall each have
performed and complied with the provisions and conditions of this Agreement to be performed and complied with and that the representations and warranties made by Mergerco and 1997 Corp. herein are true and correct, both when made and as of the Effective Date.

                           (h) That 1997 Corp. shall have complied with all
applicable provisions of Rule 419 under the Securities Act, including the filing of the Post-Effective Amendment with the Commission and the circulation of a reconfirmation offer to each original investor in 1997 Corp.

                           (i) That CyBear shall have received an opinion from
counsel to Mergerco and 1997 Corp. in substantially the form of EXHIBIT 11(I).

                  Compliance with the provisions of subparagraphs (a) through
(h) of this paragraph shall be evidenced by the certificate of the President and Secretary of 1997 Corp. and the certificate of the President and Secretary of Mergerco to be delivered at Closing.

                  12. [NOT USED]

                  13. ABANDONMENT. This Agreement and the Merger may be abandoned (a) by Andrx and CyBear, on the one hand, or 1997 Corp. and Mergerco, on the other hand, acting by their respective Boards of Directors, at any time in the event of the failure of any condition in favor of such party to which the consummation of the Merger is subject, or (b) by the mutual consent of the parties, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the Effective Date. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect and except as set forth in Paragraph 14(b) hereof, there shall be no further liability or obligation hereunder on the part of any of the parties, their respective Boards of Directors or any other party to this Agreement.

                  14. CLOSING OR TERMINATION.

                           (a) In the event the Closing of this Agreement shall
not take place by October 15, 1998, then any party shall have the right to terminate this Agreement in which event no party shall have any further right or obligation as against any other, except as set forth in paragraph 14.

                           (b) In the event this Agreement fails to close on or
before October 15, 1998 for any reason other than the failure of the 1997 Corp. shareholders to approve the Merger and other Shareholder Matters, or a material breach of this Agreement by either 1997 Corp. or Mergerco, Andrx shall remit to 1997 Corp. a breakup fee of $50,000.00 on or before 10 calendar days after such date.

                  15. DELIVERY OF CORPORATE PROCEEDINGS OF 1997 CORP. At the Closing, 1997 Corp. shall deliver to CyBear's counsel the originals or certified copies of all of the corporate proceedings of 1997 Corp., duly certified by its Secretary, relating to this Agreement.

                  16. DELIVERY OF CORPORATE PROCEEDINGS OF MERGERCO. At the Closing, Mergerco shall deliver to CyBear's counsel the originals of all of the corporate proceedings of Mergerco, duly certified by its Secretary, relating to this Agreement.

                  17. DELIVERY OF CORPORATE PROCEEDINGS OF ANDRX. At the Closing, Andrx shall deliver to Mergerco's counsel a copy of its corporate proceedings relating to this Agreement or taken pursuant to the provisions of this Agreement duly certified by its Secretary or by its Assistant Secretary.

                  18. DELIVERY OF CORPORATE PROCEEDINGS OF CYBEAR. At the Closing, CyBear shall deliver to Mergerco's counsel a copy of its corporate proceedings relating to this Agreement or taken pursuant to the provisions of this Agreement duly certified by its Secretary or by its Assistant Secretary.

                  19. FURTHER AGREEMENTS - 1934 ACT REPORTING. Within 15 days after the Effective Date, 1997 Corp. shall file an appropriate Form 8-K Current Report with respect to the Merger pursuant to the Securities Exchange Act of 1934, as amended. 1997 Corp. shall thereafter file such audited and other financial statements pursuant to the requirements of Form 8-K, such financial statements to be filed within the time period set forth in Form 8-K.

                  20. LIMITATION OF LIABILITY. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement, and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever, and only to the extent expressly referred to herein.

                  21. FURTHER INSTRUMENTS AND ACTIONS. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intents and purposes of this Agreement.

                  22. GOVERNING LAW. This Agreement is being delivered and is intended to be performed in the State of Florida and shall be construed and enforced in accordance with the laws of such State, except to the extent that the laws of the State of Delaware shall be applicable to corporate matters.

                  23. NOTICES. All notices or other communications to be sent by any party to this Agreement to any other party to this Agreement shall be sent by certified mail, nationwide overnight delivery service or by personal delivery to the addresses hereinbefore designated, or such other addresses as may hereafter be designated in writing by a party.

                  24. BINDING AGREEMENT. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

                  25. COUNTERPARTS. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

                  26. SEVERABILITY. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

                                   ANDRX CORPORATION

                                   By:      /S/ SCOTT LODIN
                                      ------------------------------------------
------------------------------              Scott Lodin, Vice President and
                                            General Counsel

                                   CYBEAR, INC.

                                   By:      /S/ SCOTT LODIN
                                      ------------------------------------------
------------------------------              Scott Lodin, Vice President and
                                            General Counsel

                                   1997 CORP.

                                   By:       /S/ JUDITH S. HASELTON
                                      ------------------------------------------
------------------------------               Judith S. Haselton, President

                                   CYBEAR CAPITAL CORP.

                                   By:      /S/ JUDITH S. HASELTON
                                      ------------------------------------------
------------------------------              Judith S. Haselton, President